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                                                                     EXHIBIT 5.1


                                [HALE LANE PEEK
                    DENNISON HOWARD AND ANDERSON LETTERHEAD]


                                 August 24, 2001


EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, CO 80120

Ladies and Gentlemen:

         We have acted as special Nevada counsel for EchoStar Communications Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the proposed offering and sale by certain persons of up to an aggregate of $1,000,000,000 in principal amount of 5-3/4% Convertible Subordinated Notes due 2008 (the "Notes") and the shares of Class A Common Stock of the Company, par value $.01 per share, issuable upon conversion thereof (the "Conversion Shares"), pursuant to a public offering.

         In so acting, we have examined such documents, records and matters of law as we have deemed relevant and necessary for the purposes of this opinion. In rendering the opinion hereinafter set forth, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant thereto.

         On the basis of our examination, it is our opinion that (a) the Notes being registered are legally and validly issued, and (b) the Conversion Shares being registered, when issued in accordance with the terms of the Notes and their associated indenture, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,

                                                /s/ HALE LANE PEEK DENNISON